UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	38-3148187
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

70 E. Long Lake Road, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, Each Representing 1/1,000th of a Share of 4.250% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates (if applicable): 333-238729

Item 1. Description of Registrant’s Securities to be Registered.

Agree Realty Corporation (the “Company”) hereby incorporates by reference herein the description of its Depositary Shares (the “Depositary Shares”), each representing 1/1,000th of a share of 4.250% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, to be registered hereunder, set forth under the heading “Description of the Series A Preferred Shares and the Depositary Shares” in the Company’s prospectus supplement, dated September 8, 2021, as filed with the United States Securities and Exchange Commission on September 9, 2021 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and under the headings “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus.

The Depositary Shares will be listed on the New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, including all amendments and articles supplementary thereto through June 30, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2013).

3.3	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 6, 2015).

3.4	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2016).

3.5	Articles Supplementary of the Company, dated February 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2019).

3.6	First Amendment to the Amended and Restated Bylaws of the Company, effective February 26, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2019).

3.7	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 25, 2019).

3.8	Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2021).

3.9	Articles Supplementary to the Articles of Incorporation of the Company designating the 4.250% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2021).

4.1*	Master Deposit Agreement among the Company, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein relating to shares of 4.250% Series A Cumulative Redeemable Preferred Stock of the Company, dated as of September 17, 2021.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Interim Chief Financial Officer

Date: September 17, 2021